
                                                   Year        2 1/2 Months       9 1/2 Months
                                                   Ended          Ended         Ended
                                                December 31,   December 31,   October 13,     Year Ended December 31,
                                                                                           -------------------------------
                                                                                           ---------  ---------  ---------
                                                   1998            1997          1997        1996       1995       1994
                                               --------------  ------------- ------------- ---------  ---------  ---------
Fixed Charges:
     Interest on debt                                $ 8,874          $ 628       $ 4,160   $ 4,853    $ 4,081       $ 17
     Amortization of debt issuance costs                 464              -             -         -          -          -
     Interest portion of rental expense                2,038            420         1,448     2,045      2,016      1,616
                                               --------------  ------------- ------------- ---------  ---------  ---------
                                               ==============  ============= ============= =========  =========  =========
            Total fixed charges                     $ 11,376        $ 1,048       $ 5,608   $ 6,898    $ 6,097    $ 1,633
                                               ==============  ============= ============= =========  =========  =========

Earnings:
     Pre-tax income (loss) from continuing operations$ 4,808          $ 517      $ (2,478) $ (2,232)  $ (2,541)   $ 6,873
     Add back fixed charges                           11,376          1,048         5,608     6,898      6,097      1,633
                                               --------------  ------------- ------------- ---------  ---------  ---------
                                               ==============  ============= ============= =========  =========  =========
            Total earnings                          $ 16,184        $ 1,565       $ 3,130   $ 4,666    $ 3,556    $ 8,506
                                               ==============  ============= ============= =========  =========  =========

Ratio of Earnings to Fixed Charges                         1.42           1.49          0.56      0.68       0.58       5.21
                                               ==============  ============= ============= =========  =========  =========

Deficit of Earnings to Fixed Charges                     $ -            $ -       $ 2,478   $ 2,232    $ 2,541        $ -
                                               ==============  ============= ============= =========  =========  =========